Exhibit 10.1

FORM OF UNIFIED FEE AGREEMENT

CONVEXITYSHARES TRUST

UNIFIED FEE AGREEMENT, effective as of [ ], 2021, by and between ConvexityShares, LLC (“Sponsor”) and ConvexityShares Trust (the “Trust”), on behalf of each of the ConvexityShares Daily 1.5x SPIKES Futures ETF and ConvexityShares 1x SPIKES Futures ETF (each a “Fund”).

WHEREAS, pursuant to the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”), the Sponsor is entitled to receive from each Fund a management fee as compensation for the management and administrative services rendered by Sponsor to the Fund; and

WHEREAS, Sponsor determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of the Fund, and, therefore, have entered into this Unified Fee Agreement, pursuant to which Sponsor shall assume responsibility to pay the operating expenses of each Fund, with enumerated exceptions;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged the parties hereto agree as follows:

1. Unified Fee.

Sponsor agrees to pay all expenses incurred by the Funds except for the fee paid to Sponsor pursuant to the Trust Agreement, brokerage fees, interest expenses, and certain non-recurring or extraordinary fees and expenses.

2. Term and Termination of Agreement.

This Agreement shall continue in effect through [   ], 2021, and from year to year thereafter at the option of Sponsor.

3. Miscellaneous.

3.1 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions thereof or otherwise affect their construction or effect.

3.2 INTERPRETATION. Nothing herein contained shall be deemed to require the Funds to take any action contrary to the Trust Agreement, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound.

3.3 DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to, the advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Trust Agreement or the Funds’ current registration statement, shall have the same meaning as and be resolved by reference to such Trust Agreement or registration statement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, effective as of the day and year first above written.

ConvexityShares, LLC

By:
Name:
Title:

ConvexityShares Trust

By:
Name:
Title: